Exhibit 21.1

SUBSIDIARIES OF THE KNOT, INC.

WEDDINGPAGES, INC. (DELAWARE)

CLICK TRIPS, INC. (PENNSYLVANIA)

WEDDINGCHANNEL.COM, INC. (DELAWARE)